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AMENDMENT TO EMPLOYMENT AGREEMENT

W. SCOTT HARKONEN ("EXECUTIVE"):

    Effective March 6, 2001, INTERMUNE PHARMACEUTICALS, INC. (the "Company") has amended, as follows, that certain Employment Agreement between Executive and the Company, which became effective as of October 15, 1998, as amended on June 8, 2000 (the "Agreement"):

  1.
  Section 2.1—First Sentence: In lieu of "Two Hundred Seventy-Five Thousand Dollars ($275,000.00)," the "annual base salary" shall be "Three Hundred Thousand Dollars ($300,000), effective as of January 1, 2001. Any upward adjustments to Executive's annual base salary may be effected by the approval of the Company's Compensation Committee, with ratification by the Company's Board of Directors, without necessity of amending this Agreement."

  2.
  Section 2.1—Add the following sentence to the end of the section:

    "Executive shall be paid a bonus of his Base Compensation, based upon achievement of the Company's prior calendar year's corporate milestones."

  3.
  Section 4—Delete the last sentence that reads:

    "Notwithstanding the foregoing, the Company agrees that Executive may devote an average of 20% of each work week to furnish consulting services to Connetics Corporation; provided, that Executive's Base Compensation shall be reduced by 20% during such period as he performs such consulting services."

  4.
  Section 8.3—In the first sentence, in lieu of the "Chief Executive Officer," the signatories shall be "Executive" and "Senior Vice President of Legal Affairs."

  5.
  Section 8.10—Add the following Section 8.10:

    "This Agreement, as amended on March 6, 2001, and that certain Common Stock Purchase Agreement, dated as of April 27, as amended February 23, 2000 (the "Stock Purchase Agreement"), constitute the entire agreement between the parties with respect to the subject matter hereof and supersede and merge all prior agreements or understandings, whether written or oral. With respect to interpretation and construction of provisions that may be inconsistent between this Agreement and the Stock Purchase Agreement, the provisions of the Stock Purchase Agreement shall control."

  6.
  Except as specifically amended and modified herein, the Agreement shall continue in force and effect pursuant to its terms.

    Dated the 6th day of March 2001.

INTERMUNE PHARMACEUTICALS, INC.

By:	/s/ STEPHEN N. ROSENFIELD STEPHEN N. ROSENFIELD Senior Vice President of Legal Affairs

ACKNOWLEDGEMENT

    The undersigned acknowledges receipt of the foregoing amendment and understands that the rights and liabilities with respect to the Employment Agreement described therein are set forth in the Employment Agreement.

    Dated the 6th day of March 2001.

/s/ W. SCOTT HARKONEN W. SCOTT HARKONEN

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AMENDMENT TO EMPLOYMENT AGREEMENT
ACKNOWLEDGEMENT